UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 7, 2005

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Van Buren Street, Herndon, Virginia 20170

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 703-964-8000

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(1) Mr. Brian Eugene Crooks, CPA has been elected Chief Financial Officer by the Board of Directors on November 7, 2005.

(2) Mr. Crooks has 29 years experience as a public accountant. First as a partner in Hanson, Crooks & Englemann from 1979 until 1982, when he established the firm of Crooks & Seth PC. As a CPA he has helped many companies with accounting, tax compliance, financing, tax planning, legal support and management consulting. Mr. Crooks has also work with numerous clients in the areas of M & A and IPO activities. As Comptroller, Acting CFO or CFO, Mr. Crooks has worked with most of the big four Accounting Firms supporting audit requirements and preparation of annual audit reports.

Iceweb, Inc., an SEC registered company trading as IWEB.OB, hired Mr. Crooks as part time Acting CFO in December of 2002 through April of 2004 when the Company hired a full time CFO. Mr. Crooks again became the Acting CFO in May of this year.

Mr. Crooks holds a Bachelor of Science degree in accounting from Clarion University, Clarion, Pa, a CPA license in the State of Virginia, a Real Estate License in the State of Virginia and a Title Insurance license in the State of Virginia.

(3) Mr. Crooks is an at will employee at the discretion of the Chief Executive Officer. His compensation package is commensurate with other officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: January 3, 2006	By:	/s/ John R. Signorello
John R. Signorello,
Chief Executive Officer